Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 7, 2016 relating to the combined financial statements and financial statement schedule, which appears in Varex Imaging Corporations’s Registration Statement on Form 10, as amended (001-37860).

/s/ PricewaterhouseCoopers LLP

Salt Lake City, UT

January 27, 2017